EXHIBIT 5.2




                          PIPER & MARBURY                       WASHINGTON
                               L.L.P.                            NEW YORK
                        CHARLES CENTER SOUTH                   PHILADELPHIA
                      36 SOUTH CHARLES STREET                     EASTON
                   BALTIMORE, MARYLAND 21201-3018
                            410-539-2530
                         FAX: 410-539-0489


                                                  March 11, 1998
Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts  02158

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

                  Re: Registration Statement on Form S-3 of Health and Retirement Properties Trust__

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 34,401 common shares of beneficial interest, $.01 par value, of the Company (the "Shares") to be offered and sold by certain selling shareholders from time to time.

         In our capacity as Maryland  counsel,  we have reviewed the  following:

         (a) The Declaration of Trust of the Company certified by an officer of the Company, as amended to date (the "Declaration of Trust");
         (b) A copy of the By-laws of the Company certified by an officer of the Company, as in effect on the date hereof (the "By-laws");
         (c)      The Registration Statement;
         (d) The Agreement of Merger between the Company and Government Property Investors, Inc. dated as of February 17, 1997, as amended by Amendment No. 1 to Agreement of Merger dated March 25, 1997;
         (e) Certified resolutions of the Board of Trustees of the Company authorizing the issuance of the Shares and the Registration Statement;

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         (f)      A good standing  certificate for the Company,  dated March 11,
                  1998, issued by the Maryland State Department of Assessments and Taxation;
         (g)      An Officer's  Certificate  of the Company dated as of the date
                  hereof  as  to  certain   factual   matters  (the   "Officer's
                  Certificate"); and
         (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act.

         On the basis of the foregoing we are of the opinion that:

         1. The Company has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

         2. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the State of Maryland, exclusive of securities or "blue sky" laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.


                                             Very truly yours,


                                             /s/ PIPER & MARBURY L.L.P.
                                             PIPER & MARBURY L.L.P.